EXHIBIT 10.5

EXECUTION VERSION

Date: as of April 16, 2009

ADIRONDACK SHIPPING LLC,
as Owners

FAIRFAX SHIPPING CORP.,
as Charterers

-and-

TBS INTERNATIONAL LIMITED,
as Guarantor

_______________________________________________________

SECOND AMENDATORY AGREEMENT
______________________________________________________

Amending and Supplementing the Bareboat Charter Party dated as of January 24, 2007, as amended and supplemented by the First Amendatory Agreement thereto dated as of March 26, 2009, in respect of the Panamanian registered and Philippine bareboat registered
SEMINOLE PRINCESS

SECOND AMENDATORY AGREEMENT dated as of April 16, 2009 (this “Agreement”)

AMONG

(1)	ADIRONDACK SHIPPING LLC, a Marshall Islands limited liability company, as owners (the “Owners”);

(2)	FAIRFAX SHIPPING CORP., a Marshall Islands corporation, as bareboat charterers (the “Charterers”); and

(3)	TBS INTERNATIONAL LIMITED, a Bermuda company, as guarantor (the “Guarantor”).

WITNESSETH THAT:

WHEREAS, the Owners, the Charterers and the Guarantor are parties to a bareboat charter party dated as of January 24, 2007 (the “Charter”);

WHEREAS, the Owners, the Charterers and the Guarantor amended and supplemented the Charter upon the terms and conditions of a First Amendatory Agreement thereto dated as of March 26, 2009 (the “First Amendatory Agreement”);

WHEREAS, pursuant to Clause 2.1 of the First Amendatory Agreement, in consideration of the Owner agreeing to enter into the First Amendatory Agreement the Charterer agreed to pay a fee (the “Fee”) to the Owner in an amount to be determined between the Owner and the Charterer and paid by the Charterer within 21 days of the date of the First Amendatory Agreement; and

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed that:

(a)	the Fee shall be in the amount of $175,000; and

(b)
Clause 31 of the Charter shall be amended to provide for an increase in the amount of Charter Hire payable by the Charterer in the event that (i) the Margin stated (and as such term is defined in) in the Loan Agreement is increased or (ii) any Lender under the Loan Agreement makes demand upon the Borrowers for such Lender’s actual cost of funds, up to in each case a maximum of $300.00 per day.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1	DEFINITIONS

1.1	Defined terms. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Charter as amended by the First Amendatory Agreement.

2	FEE; AMENDMENT OF CLAUSE 31(1)

2.1	Fee. In respect of Clause 2.1 of the First Amendatory Agreement, the Fee payable by the Charterer to the Owner shall be $175,000.

2.2	Payment of Fee. The Charterer shall pay the Fee to the Owner upon execution of this Agreement.

2.3	Amendment. Clause 31(1) of the Charter is amended to add, immediately following subparagraph (c), a new paragraph reading as follows:

“Notwithstanding the foregoing, in the event that (i) the Margin stated (and as such term is defined in) in the Loan Agreement is increased or (ii) any Lender under the Loan Agreement makes demand upon the Borrowers for such Lender’s actual cost of funds, the amount of daily Charter Hire payable by the Charterer shall be increased by the amount payable by the Owner to the Lenders, up to in each case a maximum of $300.00 per day.”

2.4
References.  Each reference in the Charter to “this Charter”, “hereunder”, “hereof”, “herein” or words of like import shall mean and refer to the Charter as amended hereby and by the First Amendatory Agreement.

2.5
Effect of this Agreement.  Subject to the terms of this Agreement, with effect on and from the date hereof, the Charter shall be, and shall be deemed by this Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Charter shall continue to be binding on each of the parties to it in accordance with its terms as so amended.

2.6
No other amendments or waivers.  Except as amended or waived hereby, all other terms and conditions of the Charter, as amended by the First Amendatory Agreement, remain unchanged and the Charter, as amended by the First Amendatory Agreement, is hereby ratified and confirmed.  Without limiting the foregoing, the Guarantor acknowledges and agrees that its guarantee under Clause 53 of the Charter, as amended by the First Amendatory Agreement, remains in full force and effect.

3	MISCELLANEOUS

3.1	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, Clause 26.2 of the Charter.

3.2	Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

3.3
Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

3.4
Payment of Expenses.  The parties hereto agree to pay or reimburse each of the Credit Parties for all reasonable expenses in connection with the preparation, execution and carrying out of this Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Credit Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Credit Parties in connection with the foregoing.

WHEREFORE, the parties hereto have caused this Second Amendatory Agreement to be executed as of the date first above written.

ADIRONDACK SHIPPING LLC, as Owners By: /s/ Asandro Van Aerde Name: Asandro Van Aerde Title: Director By:________________________________ Name: Adnan Mohammed Title: Director	FAIRFAX SHIPPING CORP., as Charterers By: /s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact
TBS INTERNATIONAL LIMITED, as Guarantor By: /s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact

CONSENT

Pursuant to Clause 10.2(k) of the Loan Agreement dated as of January 25, 2007 among Adirondack Shipping LLC and Rushmore Shipping LLC. as Borrowers, the banks and financial institutions named therein as Lenders and DVB Bank America N.V. as Facility Agent and Security Trustee, the Facility Agent, for and on behalf of, and upon the instruction of, the Majority Lenders (as defined in said Loan Agreement), hereby consents and agrees to the foregoing Agreement.

DVB BANK AMERICA N.V.,
as Facility Agent for and on behalf of the Majority Lenders

By: _______________________________
Daniel C. Rodgers
Attorney-in-Fact